Exhibit 10.2

The following exhibit is a translation of the original Chinese document, filed pursuant to Regulation S-T, Rule 306(a).

MAXIMUM AMOUNT MORTGAGE AGREEMENT

Mortgagee:	Industrial and Commercial Bank of China Limited, Huizhou Huinan Sub-branch (hereinafter referred to as "Party A")

Person in Charge:	Zhang Jian

Place of Domicile (Address):   No. 2, Xiapu Nan Street 2, Lane 1, Huizhou City, Guangdong Province, People’s Republic of China

Tel. No.: 86 752-2101793	Postal Code: 516001

Mortgagor:	Merix Printed Circuits Technology Limited (hereinafter referred to as "Party B")

Legal Representative or other executive:	Linda V Moore

Place of Domicile (Address):  No. 23, Yinling Road, Chenjiang Town, Huizhou City, Guangdong Province, People’s Republic of China

Tel. No.: 86 752-2617111	Postal Code: 516009

Important note:  This Agreement is executed between the Parties in accordance with applicable laws and regulations, and through discussion on the basis of equality and volition.  All clauses of this Agreement reflect the true intensions of the Parties.  In order to adequately preserve the lawful rights of the Mortgagor, the Mortgagee hereby advises that the clauses of this Agreement be scrutinized by the Mortgagor, with proper attention to the part in bolder print.

To insure the realization of the claims owned by Party A, Party B willingly provide certain mortgage-based guaranty (counter guaranty) to Party A.  To specify the rights and obligations of the Parties, the Parties hereby enter into this Agreement through discussion, on the basis of equality, and in accordance with the Contract Law, the Security Law, the Property Law and other applicable laws and regulations.

Article 1
Secured Principal Claims

1.1
The principal claims covered by the mortgage granted by Party B shall be the claims Party A may have against Merix Printed Circuits Technology Limited (hereinafter referred to as "Debtor") under the loan agreement, bank acceptance agreement, letter of credit opening contract, guaranty agreement, and other financing documents (hereinafter referred to as "Principal Contract") executed with the Debtor, subject however to a maximum outstanding balance of RMB 36,000,000 (Renminbi Thirty-six Million in word) (in case of discrepancy between the expressions respectively in numerical and in word, the expression in word shall prevail) and within the period commencing from June 26, 2009 and ending on December 31, 2011 inclusive, no matter whether such claims becomes mature within such period or has come into being before the formation of the maximum-amount claims.

1.2
The maximum balance referred to in the preceding paragraph shall mean the aggregate Renminbi equivalent of the claims, in different currencies, outstanding as at the date the principal claims covered by the security granted by Party B are identified, with any money conversion to be made using the middle rates quoted by Party A.

Article 2
Security Coverage

The maximum-amount mortgage granted by Party B shall cover the principal amounts of the principal claims, interest, penalty interest, compound interest, liquidated and other damages, and any expenses incurred by the foreclosure, including, without limitation, litigation costs, attorney fee and evaluation fee, provided that any expenses for realization of the mortgage shall be first credited against the proceeds from liquidation of the collateral and therefore not included in the maximum balance referred to in Article 1.1.

Article 3
Collateral

3.1	The Collateral List, which includes a detailed description of the collateral, is attached hereto as an annex and shall have the equal legal effect with this Agreement.

3.2
The mortgage granted to Party A shall extend to any accessorials, accessory rights, accessories, additions, natural and legal fruits, fungible of the collateral, and any insurance proceeds, indemnity and compensation arising in relation to damage, destruction, loss or requisition of the collateral.

3.3
If the collateral is seized by the People's Court because the Debtor fails to pay any due and payable indebtedness or there occurs any of the events agreed hereunder which justify a foreclosure, Party A shall have the right, from the date of such seizure, to receive any natural and legal fruits accrued from the collateral, provided that any expenses incurred for receipt of such fruits shall be credited against the fruits so received.

3.4
Value of the collateral agreed in the Collateral List shall not constitute a value appraisal base in case of disposition of the collateral by Party A, nor have any restriction upon enforcement of the mortgage by Party A.

3.5
Title certificates of the collateral and relevant materials shall first be acknowledged by the Parties before being handed over to Party A for safekeeping unless the law or regulation requires otherwise.

3.6
During the life of the mortgage, Party B shall maintain the collateral in proper order.  Party B shall not use the collateral in any unreasonable manner which may cause reduction of or prejudice to the value of the collateral.  Party A shall have the right to inspect the collateral from time to time to insure the proper use and management of the collateral.

3.7
Party B shall immediately advise Party A of any damage, destruction, loss or requisition of the collateral, and promptly provide to Party A any certification issued by competent or other authority in relation to damage, destruction, loss or requisition of the collateral.

3.8
In case of damage, destruction, loss or requisition of the collateral, any insurance proceeds, indemnity or compensation received by Party B shall be used towards paying the indebtedness owed by the Debtor under the Principal Contract, or, subject to agreement by Party A, towards restoration of the value of the collateral, or shall be transferred into the account designated by Party A, to secure the payment of the indebtedness under the Principal Contract.  The remaining value of the collateral shall continue to secure the principal claims.

3.9
Party B shall stop any of its activities which may reduce the value of the collateral.  In case of such value reduction, [Party B] shall have the obligation to make a restitution, or provide further guaranty with a value equivalent to the value so reduced.

Article 4
Mortgage Registration

Within 10 days of execution of this Agreement, the Parties shall proceed with mortgage registration with the relevant mortgage registration authority.  In case of changes with any of the particulars of the mortgage registration which requires alteration of the registration, the Parties shall promptly proceed with formalities for alteration of the registration.

Article 5
Insurance

5.1
Within 15 days of execution of this Agreement, Party B shall, at the request of Party A, complete formalities necessary to purchase insurance coverage for the collateral.  If such insurance formalities can not be completed on one-lump basis for any reason on the side of the insurance agency, Party B shall timely complete formalities necessary for renewal of the existing insurance to insure non-interruption of the property insurance of the collateral within the term of this Agreement.

5.2
The insurance policies shall be marked to effect that Party A shall enjoy the priority to get compensated (as the first beneficiary) in case of an incident covered by such policies, and any insurance proceeds shall be paid by the insurer directly to Party A.  The insurance policies shall include no provisions purported to restrict the rights of Party A.

5.3
Any time during the term of this Agreement, Party B shall not suspend or cancel insurance for whatever reason.  In the event of interruption of the insurance, Party A shall have the right to take out insurance with all costs to be charged to the account of Party B.

5.4	Within the term of this Agreement, any insurance proceeds received in relation to insured incidents with the collateral shall be handled as agreed under Article 3.8.

Article 6
Identification of Principal Claims

In any of the following circumstances, the underlying claims of the maximum-amount mortgage shall become identified:

A.	the term agreed under Article 1.1 expires;

B.	no new claim would occur;

C.	the collateral is attached or seized;

D.	the Debtor or Party B becomes bankrupt or is wound up;

E.	other circumstances which justify identification of claims, as mandated by law or regulation.

Article 7
Floating Charge

7.1
If Party B intends to set up charge upon its existing and future production equipment, materials, semi-final products, and other products, the property so charged shall become identified upon occurrence of any of the following:

A.	the claims owned by Party A is not realized upon expiration of the term for the performance of the indebtedness;

B.	Party B becomes bankrupt or is wound up;

C.	there occurs a circumstance where foreclosure is exercised by Party A, as described in Article 8.1;

D.	there occurs other circumstances where realization of the claims of Party A is materially prejudiced.

7.2	If Party B charges the forgoing property to Party A as part of the maximum amount mortgage, the other provisions of this Agreement shall also apply in addition to this Article 7.

Article 8
Foreclosure

8.1	In any of the following circumstances, Party A shall have the right to exercise foreclosure:

A.	the Debtor fails to make the repayment when the principal claims owned by Party A becomes due (including acceleration);

B.	there occurs a circumstances described in Article 3.9 where Party B fails to restore the value of the collateral or provide guaranty corresponding to the value so reduced;

C.
application is filed for the bankruptcy of Party B or the Debtor, or Party B or the Debtor is dissolved, liquidated, ordered to suspend its operation for rectification, deprived of its business license, or wound up;

D.	in the course of its business operation, Party B disposes of any of the collateral subject to floating charge other than on arm's length basis;

E.	other circumstances where foreclosure is exercisable by Party A under law or regulation.

8.2
To excise foreclosure, Party A may, through discussion with Party B, get paid with the proceeds from auction or otherwise sale of the collateral, or keep the collateral to offset the indebtedness owed by the debtor.  If the Parties are unable to agree on the manner to exercise the foreclosure, Party A may file a petition directly with the People's Court for the auction or otherwise sale of the collateral.

8.3
If the proceeds from disposition of the collateral is in other currency than that under the Principal Contract, it shall be converted into the latter at the applicable exchange rate quoted by Party A before it is used towards payment of the claims owed to Party A.

Article 9
Representations and Warranties of Party B

Party B hereby makes the following representations and warranties to Party A:

9.1
Party B is an owner of, or authorized by the government to operate and manage the collateral under this Agreement, and has full right to dispose of the collateral.  There exists no dispute as to the right to own, use, operate or manage the collateral.  All authorization or approval necessary to grant the mortgage and security to Party A have been obtained by following the procedure and authority mandated by the Articles of Association of [Party B], and without contradicting the law, regulation and other relevant rules.

9.2
If Party B is  a publicly traded company, or any of its subsidiaries, it undertakes to promptly honor its information disclosure obligations respecting such mortgage matters pursuant to the Security Law, the Stock Exchange Listing Rules, and other laws, regulations and rules.

9.3	The Debtor is granting the mortgage solely out of its own volition, and all its intensions expressed in this Agreement are true.

9.4	Security interest may be established upon the collateral under the law, and subject to no restrictions.

9.5	If there is any defect with the collateral, sufficient and reasonable statement has been made respecting with such defect.

9.6	The collateral is subject to no attachment, seizure or custody.

9.7	If the collateral is let, whether in part or in whole, the tenant has been advised of the mortgage, and such lease has been notified in writing to Party A.

9.8	No security interest is established on the collateral for the benefit of any other creditors, or if established, such security interest has been notified in writing to Party A.

9.9	The collateral is not property of joint ownership, or if jointly owned, the written consent of the joint owner to the mortgage has been obtained.

Article 10
Covenants of Party B

Party B hereby makes the following covenants to Party A:

10.1	In any of the following circumstances, which shall not be subject to approval of Party, Party B shall continue to honor its guaranty obligations under this Agreement.

A.	Party A and the principal Debtor have agreed on changes with the Principal Contract without increasing the guaranty obligations of Party B.

B.	Party A has assigned the principal claims and the maximum amount mortgage.

10.2
Without the written agreement of Party A, no new mortgage or pledge in whatever form may be established on the collateral, nor shall the collateral be let, assigned or endowed to any third party; and the collateral shall be protected against any damage.

10.3	[Party B shall] bear all costs in relation to the formation and performance of this Agreement, including insurance, survey, evaluation, registration and other expenses.

10.4	When the mortgage owned by Party A suffers or is likely to suffer damage from any third party, [Party B shall] make a prompt notice and provide assistance to Party A to avoid such damage.

10.5
[Party B shall] give proper cooperation to Party A in its effort to proceed with the foreclosure, instead of setting up any barrier in an attempt to restrict the exercise of the foreclosure by Party A.

10.6	In any of the following circumstances, a prompt notice shall be given to Party A:

A.	any change in the Articles of Association, business scope, registered capital, or the legal representative, or alteration of the equity structure;

B.	windup, dissolution, liquidation, suspension of operation for rectification, revocation of the business license, cancellation of corporate presence, or petition made for its bankruptcy;

C.	involvement, or likely involvement in substantial economic dispute, litigation, arbitration, or lawful attachment, seizure or custody of its assets;

D.	to the extent that Party B is a natural person, any changes with its domiciles, employers, and contact details.

10.7	[Party B shall] promptly sign for receipt of written notices from Party A.

10.8
If there exists any other guaranty which secures the principal claim, whether provided by the Debtor or any third party, Party A shall have the discretion to determine the order to exercise foreclosure, and Party B hereby covenants not to lodge any defense against the same.  Notwithstanding waiver, change or loss of any other security interest under the Principal Contract by Party A, the guaranty obligations of Party B shall remain valid, instead of becoming void, reduced or released.

Article 11
Covenants of Party A

Party A hereby makes the following covenants to Party B:

11.1
[Party A shall] keep in confidence any nonpublic information included in the relevant documents, and financial and other materials submitted by Party B in relation to the performance of its obligations under this Agreement unless the law, regulation and other rules provide otherwise.

11.2	Proceeds from disposition of the collateral remaining after payment of all indebtedness covered by the maximum-amount mortgage shall be refunded to Party B.

Article 12
Breach

12.1
Upon effectiveness of this Agreement, failure of either Party to perform any of its obligations under this Agreement, or dishonor any of its representations, warranties and covenants under this Agreement shall constitute a breach of this Agreement, and such Party shall indemnify any losses incurred by the other Party as a result of such breach.

12.2
For breach of this Agreement by either Party, the other Party shall have the right to take any other measures under by the laws, regulations and rules of the People's Republic of China unless this Agreement provides otherwise.

Article 13
Effectiveness, Amendment and Cancellation

13.1	This Agreement shall become effective from the date of execution, and terminate at the date the principal claims owned by Party A is paid in full.

13.2
Any amendment to this Agreement may be made only in writing by the Parties after achieving consensus through consultations.  The amendment agreement shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.  This Agreement shall remain valid until the amendment agreement has become effective.

13.3
The invalidity or unenforceability of any provision of this Agreement shall not affect the validity and enforceability of other provisions of this Agreement, nor shall it affect the validity of the entire contract.

13.4
Any amendment to and cancellation of this Agreement shall not affect the rights of the Parties to demand for compensation for losses.  Cancellation of this Agreement shall not affect the validity of the provisions under this Agreement in relation to the settlement of disputes.

Article 14
Dispute Resolution

The formation, validity, interpretation and performance of and settlement of disputes under this Agreement shall be governed by the laws of the People's Republic of China.  During the performance of this Agreement, all disputes and disagreements arising from or in relation to this Agreement shall first be settled by the Parties through consultation.  If consultation turns out to be unsuccessful, such disputes or disagreements shall be settled pursuant to the method set forth in B below

A.
to submit the dispute to __________________ arbitration committee for settlement in ______________ (place of arbitration) pursuant to the arbitration rules of such committee in effect when the application for arbitration is submitted.  The arbitral award shall be final and binding upon both Parties.

B.	to be settled by the courts of the place where Party A is located through legal proceedings .

Article 15
Miscellaneous

15.1	Without the written approval of Party A, Party B shall not assign all or part of its rights and obligations under this Agreement.

15.2
Failure or partial failure or delay on the part of Party A to exercise any right under this Agreement shall not operate as a waiver or alteration of such right or any other rights, nor shall it affect any further exercise of such right or any other rights by Party A.

15.3
Subject to applicable laws, regulations and other rules or as required by financial regulatory authorities, Party A shall have the right supply information in relation to this Agreement and other relevant information to the credit information database of the People's Bank of China or other lawful databases for inquiry and use by qualified organizations or individuals.  Party A shall also have the right to make inquiries about information related to Party B through the credit information database of the People's Bank of China or other lawful databases for the purpose of formation and performance of this Agreement.

15.4	This Agreement shall be executed in four counterparts with equal legal effect. Each of Party A, Party B, the Real Estate Bureau, and the State Land Bureau shall keep one counterpart of this Agreement.

Article 16
Other Matters Agreed on by the Parties

16.1	______________________________/____________________________.

16.2	_____________________________/_____________________________.

Annex:                                Collateral List

Party A:                      Industrial and Commercial Bank of
     China (official seal stamped)

Authorized signatory: ___Signed_____________ (signature or seal)

Party B:                      _________Stamped__________________ (official seal)

Legal representative (authorized representative): ____Signed________ (signature or seal)

Joint owner of the collateral: ________________________ (signature or seal)

Date:           June 26, 2009

Annex: Under No. Huizhou Branch Huinan Sub-branch 2009 Zui Gao Di Zi No. 006 Maximum Amount Mortgage Agreement:

Collateral List

Unit: RMB10,000
Description	Title Certificate	Location	Condition	Appraised Value	Others
Buildings	Building Certificates: Guangdong Province No. C5542829 No. C5542830 No. C5542831 No. C5542832 No. C5542780	Huizhou City Huicheng District Chenjiang Town Zhong Kai Main Street Shuang Guang	Good	3,179.06
Land	Land Use Right: Huizhou Government (2007) No. 13021800307	Huizhou City Huicheng District Chenjiang Town Zhong Kai Main Street Shuang Guang	Good	2,117.52

Mortgagor (and joint owner): Office Seal Stamped	Mortgagee: ICBC Office Seal Stamped

Authorized signatory: Signed	Executive (authorized representative): Signed

SUPPLEMENTAL AGREEMENT

Party A:                      Industrial and Commercial Bank of China Limited, Huizhou Huinan Sub-branch

Party B:                      Merix Printed Circuits Technology Limited

The Parties hereby mutually agree to make the following amendments to certain clauses of the 2009 Zui Gao Di Zi No. 006 Maximum Amount Mortgage Agreement of Huizhou Huinan Sub-branch:

1.	Article 10.6, which reads as follows:

" In any of the following circumstances, a prompt notice shall be given to Party A:
A.	any change in the Articles of Association, business scope, registered capital, or the legal representative, or alteration of the equity structure;

B.	windup, dissolution, liquidation, suspension of operation for rectification, revocation of the business license, cancellation of corporate presence, or petition made for its bankruptcy;

C.	involvement, or likely involvement in substantial economic dispute, litigation, arbitration, or lawful attachment, seizure or custody of its assets;

D.	to the extent that Party B is a natural person, any changes with its domiciles, employers, and contact details."

Shall be amended to read as follows:

" In any of the following circumstances, a notice shall be given to Party A within a timeframe agreed as follows:

A.	any change in the Articles of Association, business scope, registered capital, or the legal representative, or alteration of the equity structure;

B.	windup, dissolution, liquidation, suspension of operation for rectification, revocation of the business license, cancellation of corporate presence, or petition made for its bankruptcy;

C.	involvement, or likely involvement in substantial economic dispute, litigation, arbitration, or lawful attachment, seizure or custody of its assets;

D.	to the extent that Party B is a natural person, any changes with its domiciles, employers, and contact details.

In case of above paragraph A, Party B shall give Party A a written notice within 10 days of adoption of the relevant resolutions.  In case of either of above paragraphs B and C, Party B shall give Party A a written notice within 10 days of occurrence of the relevant incident."

2.	A new Article 16.1 shall be inserted as follows:

"The mortgage under this Agreement shall be released automatically from the date the principal claims under the Principal Contract are paid in full.  Within 10 days of the release of the mortgage, the Parties shall proceed with formalities with the relevant mortgage registration authority for cancellation of the mortgage registration, to which Party A shall provide proper cooperation and necessary assistance."

3.	A new Article 16.2 shall be inserted as follows:

"This Agreement shall be terminated automatically if the Principal Contract is terminated at an earlier date because the Parties agree to revoke the Principal Contract to the extent that no drawdown has been made by Party B under the Principal Contract, or Party B fails to satisfy the conditions precedent to making of drawdown, as agreed in the Principal Contract, or no drawdown is made before the agreed deadline.  If mortgage registration has been made by the Parties under Article 4 hereof prior to revocation or termination of this Agreement, then, within 10 days of revocation or termination of this Agreement, the Parties shall proceed with formalities with the relevant mortgage registration authority for cancellation of the mortgage registration, to which Party A shall provide proper cooperation and necessary assistance."

4.
This Supplemental Agreement shall be executed in four counterparts with equal legal effect.  Each of Party A, Party B, Huizhou City Real Estate Bureau, and Huizhou City State Land Resources Bureau shall keep one counterpart of this Supplemental Agreement.

Party A (official seal): Stamped	Party B (official seal): Stamped
Executive (or attorney) signature: Signed Date: June 26, 2009	Executive (or attorney) signature: Signed Date: June 26, 2009